THIRD AMENDMENT TO CREDIT AGREEMENT


    THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("Third Amendment") effective as of October 24, 1995 (the "Third Amendment Effective Date") is made and entered into by and among TESORO PETROLEUM CORPORATION (the "Company"), a Delaware corporation, TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), individually, as an Issuing Bank and as Agent (the "Agent") and BANQUE PARIBAS ("BP"), individually, and as an Issuing Bank and as Co-Agent and the other financial institutions (collectively, with TCB and BP, the "Lenders") parties to the Credit Agreement (as hereinafter defined) as amended by this Third Amendment.


                                    RECITALS

         WHEREAS, the Company has entered into a Credit Agreement, dated as of April 20, 1994, among the Company, TCB, individually, as an Issuing Bank and as Agent, BP, individually, as an Issuing Bank and as Co-Agent, and the other financial institutions parties thereto as amended by the First Amendment to Credit Agreement dated effective as of December 31, 1994 and the Second Amendment and Supplement to Credit Agreement dated effective as of September 1, 1995 (as amended, the "Credit Agreement");

    WHEREAS, the Company, the Agent, the Co-Agent, the Guarantors and the Lenders have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

    NOW, THEREFORE, IT IS AGREED:

    Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning assigned such terms in the Credit Agreement.

    Section 2. Amendments to the Credit Agreement. On and after the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:

    (a) The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

              "Availability Adjustment Amount" shall mean $90,000,000 unless reduced or otherwise modified pursuant to Section 2.25.

              "PEDCO EBITDA" shall mean, as to PEDCO, and for any Rolling Period, the amount equal to net income of PEDCO less any non-cash income included in such net income, plus, to the extent deducted from such net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses, and taxes; provided, that, gains or losses on the disposition of assets shall not be included in PEDCO EBITDA.

              "Tesoro Refining and Marketing Group EBITDA" shall mean, as to the Tesoro Refining and Marketing Group, and for any Rolling Period, the amount equal to consolidated net income of the Tesoro Refining and Marketing Group less any

                                       1

         non-cash  income  included  in  such  net  income,  plus, to the extent deducted from such net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, other non-cash expenses, and taxes; provided, that, gains or losses on the disposition of assets shall not be included in Tesoro Refining and Marketing Group EBITDA.

    (b) The definition of "Advance Notice" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "Advance Notice" shall mean written or telecopy notice (or telephonic notice promptly confirmed in writing), which in each case shall be irrevocable, from the Company to be received by the Agent, in the case of Base Rate Loans, before 10:00 a.m. (Houston time) or, in the case of Eurodollar Loans, 11:00 a.m. (Houston time), by the number of Business Days in advance of any borrowing, conversion, continuation or prepayment of any Loan pursuant to this Agreement as respectively indicated below:

                (i)     Eurodollar Loans  - 3 Business Days; and

               (ii)     Base Rate Loans  - same Business Day.

         For the purpose of determining the respectively applicable Loan in the case of the conversion from one type of Loan into another, the Loan into which there is to be a conversion shall control. The Agent, each Issuing Bank and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Company, and the Company hereby waives the right to dispute the authenticity and validity of any such transaction once the Agent or any Lender has advanced funds or any Issuing Bank has issued Letters of Credit, absent manifest error.

    (c) The definition of "Maximum Available Amount" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "Maximum Available Amount" shall mean, at any date, an amount equal to the lesser of (a) the aggregate Revolving Credit Commitments as of such date, (b) the Borrowing Base as of such date and (c) the Availability Adjustment Amount as of such date.

    (d)  The definition of "Tesoro Refining and Marketing Group"  set  forth  in
         Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "Tesoro Refining and Marketing Group" shall mean Tesoro Alaska, Tesoro R&M, Tesoro Alaska Pipeline Company, a Delaware corporation, Tesoro Northstore Company, an Alaska corporation, Interior Fuels Company, an Alaska corporation, Kenai Pipeline Company, a Delaware corporation, and Tesoro Vostok Company, a Delaware corporation.

                                       2

    (e)  The following new Section 2.25 is hereby added to the Credit Agreement:

         Section 2.25.  Availability Adjustment Amount.

              (a) Mandatory Financial Test Reductions: If either (i) the Tesoro Refining and Marketing Group fails to maintain the Tesoro Refining and Marketing Group EBITDA in an amount equal to or greater than the amount set forth below or (ii) the Company fails to maintain a cash flow coverage ratio for itself and its Subsidiaries on a consolidated basis equal to or greater than the ratio set forth below:

           For the Rolling     Minimum Tesoro Refining        Minimum Cash
           Period Ending      and Marketing Group EBITDA    Flow Coverage Ratio
           -------------      --------------------------    -------------------

           December 31, 1995        $10,600,000                1.45 to 1.00
           March 31, 1996           $17,700,000                1.67 to 1.00
           June 30, 1996            $23,900,000                1.69 to 1.00

         then the Availability Adjustment Amount shall be reduced no later than 45 days following each applicable Quarterly Date by an amount of $5,000,000; provided that the aggregate amount of such reductions shall not exceed $10,000,000 in the aggregate.

              (b) Optional Increases: If at any time on or after September 30, 1996, (i) the sum of the Tesoro Refining and Marketing Group EBITDA plus the PEDCO EBITDA is greater than or equal to $35,000,000 and (ii) the Company is maintaining a cash flow coverage ratio for itself and its Subsidiaries on a consolidated basis equal to or greater than 1.37 to 1.00, then the Company may, to the extent (but only to the extent) the Availability Adjustment Amount shall have been reduced pursuant to Subsection 2.25(a), increase the Availability Adjustment Amount.

              (c) Mandatory Reductions Based on E&P Loan Value: During any period when the E&P Loan Value is less than $30,000,000, the Maximum Available Amount shall be reduced by an amount equal to the difference between $30,000,000 and the then current E&P Loan Value.

    (f) Section 5.03(d) of the Credit Agreement is hereby amended in its entirety as follows:

              (d) Tesoro Refining and Marketing Group EBITDA. Cause the Tesoro Refining and Marketing Group to maintain the Tesoro Refining and Marketing Group EBITDA in an amount equal to or greater than:

                                       3

              For the Rolling               Minimum Tesoro Refining
              Period Ending                 and Marketing Group EBITDA
              -------------                 --------------------------

              September 30, 1995            $5,000,000
              December 31, 1995             $5,000,000
              March 31, 1996                $12,000,000
              June 30, 1996                 $20,000,000
              September 30, 1996            $20,000,000
              December 31, 1996             $25,000,000
              March 31, 1997
                and thereafter              $30,000,000

    (g) Section 5.04(e) of the Credit Agreement is hereby amended by deleting the reference to "and" at the end of clause (x), by changing the period at the end of clause (xi) to read "; and" and by adding the following new clause (xii):

              (xii) the purchase of up to 100% of the shares of common stock of Coastwide Energy Services, Inc., a Delaware corporation, for consideration (including, without limitation, equity securities of the Company and cash) in an amount not to exceed $24,000,000 in the aggregate.

    (h) Section 5.04(p) of the Credit Agreement is hereby amended in its entirety as follows:

              (p) Proceeds of Coastal Sale. Permit the Company and its Subsidiaries to use the proceeds received by Tesoro LP from the sale of Oil & Gas Properties pursuant to the Coastal Purchase and Sale Agreement for repayment of debt incurred pursuant to the Subordinated Debentures or in any other manner except (i) to redeem a portion of the Subordinated Debentures in an aggregate principal amount not to exceed $34,700,000.00 plus interest accrued through the redemption date of such Subordinated Debentures, (ii) $12,000,000 in the aggregate of such proceeds may be used to purchase up to 100% of the shares of common stock of Coastwide Energy Services, Inc., a Delaware corporation, or
         (iii) for general corporate purposes other than the repayment of the Subordinated Debentures.

    (i) Annex I to the Credit Agreement is hereby amended to be identical to Exhibit A attached hereto, which Annex sets forth the Commitment of each Lender as of the Third Amendment Effective Date.

    (j) Exhibit C to the Credit Agreement is hereby amended to be identical to Exhibit B attached hereto, which sets forth the Subsidiaries of the Company.

    Section 3. Amendment Fee. As a condition precedent to the effectiveness of this Third Amendment, the Company shall pay on or before the Third Amendment Effective Date to the Agent for the account of and distribution to each Lender in accordance with its Percentage Share an amendment fee of $156,250 computed at a rate equal to one-eighth of one percent (1/8%) per annum on the original Commitments.

    Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Financing Documents, or (b) except as

                                       4

expressly set forth herein, prejudice any right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Financing Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Financing Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Third Amendment and any of the foregoing documents, the terms of this Third Amendment shall be controlling.

    Section 5. Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this Third Amendment, each of the representations and warranties made by the Company and the Guarantors in or pursuant to the Financing Documents, including the Credit Agreement, shall be true and correct in all material respects as of the Third Amendment Effective Date, as if made on and as of such date.

    Section  6.    No  Default.   No  Default  or  Event  of  Default shall have
occurred and be continuing as of the Third Amendment Effective Date.

    Section 7. Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Guarantors, the Agent, the Co-Agent, the Issuing Banks and the Lenders does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

    Section 8. Ratification and Affirmation of Guaranty. Each of the Guarantors hereby expressly (i) acknowledges the terms of this Third Amendment,
(ii) ratifies and affirms its obligations under the Guaranty Agreement dated as of April 20, 1994, in favor of the Agent, the Co-Agent, the Issuing Banks and the Lenders, as amended, supplemented or otherwise modified, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that such Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Agent, the Co-Agent, each Issuing Bank and each Lender to promptly pay when due all amounts owing or to be owing by it under the Guaranty pursuant to the terms and conditions thereof.

    Section 9. Payment of Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Third Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Financing Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

    Section 10. Governing Law. This Third Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

    Section 11. Descriptive Headings, etc. The descriptive headings of the several Sections of this Third Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                                       5

    Section 12. Entire Agreement. This Third Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Third Amendment.

    Section 13. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

    Section 14. Amended Definitions. As used in the Credit Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Third Amendment Effective Date the term "Agreement" shall mean the Credit Agreement as amended by this Third Amendment.

                NOTICE PURSUANT TO TEX. BUS. & COMM. CODE 26.02

    This Third Amendment and the other Financing Documents executed by any of the parties before or substantially contemporaneously with the execution hereof together constitute a written Loan Agreement and represent the Final Agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                                       6

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                       TESORO PETROLEUM CORPORATION


                                       By: /s/ William T. Van Kleef
                                       Name: William T. Van Kleef
                                       Title: Vice President and Chief
                                                Financial Officer

                              [Signature Page - 1]


                                       TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION
                                       Individually, as an Issuing Bank and
                                       as Agent



                                       By: /s/ P. Stan Burge
                                            P. Stan Burge
                                            Vice President

                              [Signature Page - 2]


                                       BANQUE PARIBAS
                                       Individually, as an Issuing Bank and
                                       as Co-Agent


                                       By: /s/ Brian Malone
                                          Name: Brian Malone
                                          Title: Vice Predident


                                       By: /s/ Barton D. Schouest
                                          Name: Barton D. Schouest
                                          Title: Group Vice President

                              [Signature Page - 3]


                                       BANK OF SCOTLAND


                                       By: /s/ Catherine M. Oniffrey
                                          Name: Catherine M. Oniffrey
                                          Title: Vice President

                              [Signature Page - 4]


                                       CHRISTIANIA BANK


                                       By: /s/ Justin F. McCarty, III
                                          Name: Justin F. McCarty, III
                                          Title: Vice President

                                       By: /s/ Carl-Petter Svendsen
                                          Name: Carl-Petter Svendsen
                                          Title: First Vice President

                              [Signature Page - 5]


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ F.C.H. Ashby
                                          Name: F.C.H. Ashby
                                          Title: Senior Manager Loan Operations

                              [Signature Page - 6]


                                       NBD BANK


                                       By: /s/ Russell H. Liebetrau, Jr.
                                          Name: Russell H. Liebetrau, Jr.
                                          Title: Vice President

                              [Signature Page - 7]


                                       BANK OF AMERICA ILLINOIS

                                       By:
                                         Name:
                                         Title:

                              [Signature Page - 8]


                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA


                                       By: /s/ Michael J. Kolosowsky
                                          Name: Michael J. Kolosowsky
                                          Title: Vice President

                              [Signature Page - 9]


                                       NATIONAL BANK OF CANADA


                                       By: /s/ Larry L. Sears
                                          Name: Larry L. Sears
                                          Title: Group Vice President


                                       By: /s/ Douglas G. Clark
                                          Name: Douglas G. Clark
                                          Title: Vice President

                              [Signature Page - 10]


                                       THE FROST NATIONAL BANK


                                       By: /s/ Phil Dudley
                                          Name: Phil Dudley
                                          Title: Vice President

                              [Signature Page - 11]

GUARANTORS:        TESORO ALASKA PETROLEUM COMPANY
                   TESORO EXPLORATION AND PRODUCTION COMPANY
                   TESORO PETROLEUM COMPANIES, INC.
                   DIGICOMP, INC.
                   TESORO TECHNOLOGY PARTNERS COMPANY
                   INTERIOR FUELS COMPANY
                   TESORO ALASKA PIPELINE COMPANY
                   TESORO NORTHSTORE COMPANY
                   TESORO REFINING, MARKETING & SUPPLY COMPANY
                   TESORO NATURAL GAS COMPANY
                   TESORO BOLIVIA PETROLEUM COMPANY
                   TESORO PETROLEUM DISTRIBUTING COMPANY
                   TESORO LOUISIANA DISTRIBUTING COMPANY
                   TESORO ENVIRONMENTAL RESOURCES COMPANY


                   By: /s/ William T. Van Kleef
                         Name: William T. Van Kleef
                         Title: Vice President and Chief Financial Officer


                   TESORO E&P COMPANY, L.P.

                      By: TESORO EXPLORATION AND PRODUCTION COMPANY, as its general partner


                           By: /s/ William T. Van Kleef
                                Name: William T. Van Kleef
                                Title: Vice President and Chief Financial
                                         Officer

                   TESORO GAS RESOURCES COMPANY, INC


                   By: /s/ George L. Dodgen
                         Name: George L. Dodgen
                         Title: President

                              [Signature Page - 12]

                          EXHIBIT A TO THIRD AMENDMENT


                                    ANNEX I

                                  Commitments

                            Revolving
                            Credit         Unavailable        Total        Term Loan
Banks                       Commitments    Commitments     Commitments     Commitment<F1>
-----                       -----------    -----------     -----------     --------------

Texas Commerce Bank        $11,520,000.00  $     0.00   $11,520,000.00
Banque Paribas             $11,520,000.00        0.00   $11,520,000.00
Bank of Scotland            $9,360,000.00        0.00    $9,360,000.00
Christiania Bank            $9,360,000.00        0.00    $9,360,000.00
The Bank of Nova Scotia     $9,360,000.00        0.00    $9,360,000.00
NBD Bank                    $9,360,000.00        0.00    $9,360,000.00
Bank of America Illinois    $7,920,000.00        0.00    $7,920,000.00
First Union National
 Bank of North Carolina     $7,920,000.00        0.00    $7,920,000.00
National Bank of Canada     $7,920,000.00        0.00    $7,920,000.00
The Frost National Bank     $5,760,000.00  $     0.00    $5,760,000.00
                           --------------  ----------   --------------
  Total                    $90,000,000.00  $     0.00   $90,000,000.00

<F1>  The Term Loan Commitments have expired.

                                  Annex I - 1

                          EXHIBIT B TO THIRD AMENDMENT

                                   EXHIBIT C


         SUBSIDIARIES                                      GUARANTORS
         ------------                                      ----------

         Tesoro Petroleum Companies, Inc.                  X
         Digicomp, Inc.                                    X
         Tesoro Technology Partners Company                X
         Tesoro Alaska Petroleum Company                   X
         Interior Fuels Company                            X
         Tesoro Alaska Pipeline Company                    X
         Tesoro Northstore Company                         X
         Tesoro Refining, Marketing & Supply Company       X
         Tesoro Exploration and Production Company         X
         Tesoro E&P Company, L.P.                          X
         Tesoro Gas Resources Company, Inc.                X
         Tesoro Natural Gas Company                        X
         Tesoro Bolivia Petroleum Company                  X
         Tesoro Petroleum Distributing Company             X
         Tesoro Louisiana Distributing Company             X
         Tesoro Environmental Resources Company            X
         Tesoro Environmental Products Company
         Sabinal Insurance Company Limited
         Tesoro Indonesia Petroleum Company
         Tesoro Tarakan Petroleum Company
         Tesoro Java Petroleum Company
         Tesoro Equipment Company
         Tesoro Drilling Company
         Tesoro Crude Oil Company
         Tesoro Fleet Service Company
         Tesoro Gasoline Marketing Company
         Tesoro Pump & Valve Company
         Kenai Pipeline Company
         Tesoro Vostok Company

                                     B - 1